THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THESE SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY, (B) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (C) IN COMPLIANCE WITH RULE 144 OR 144A THEREUNDER, IF AVAILABLE, AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, (D) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT, OR (E) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS, AND THE HOLDER HAS, PRIOR TO SUCH SALE, FURNISHED TO THE COMPANY AN OPINION OF COUNSEL OR OTHER EVIDENCE OF EXEMPTION, IN EITHER CASE REASONABLY SATISFACTORY TO THE COMPANY. HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.

5% UNSECURED CONVERTIBLE PROMISSORY NOTE

PUREBASE CORPORATION

ISSUANCE DATE: November 29, 2022

MATURITY DATE: November 29, 2024

This Unsecured Convertible Promissory Note (the "Note") is a duly authorized and issued convertible promissory note (the "Note") of PUREBASE CORPORATION, a Nevada corporation (the "Company"). The Note has been issued in accordance with exemptions from registration under the Securities Act of 1933, as amended (the "Securities Act"), pursuant to a Securities Purchase Agreement, dated April 7, 2022, effective as of March 23, 2022 (the "Purchase Agreement"), between the Company and the Holder (as defined below). Capitalized terms not otherwise defined herein shall have the meanings ascribed to them in the Purchase Agreement.

Article I.

Section 1.01 Principal and Interest. FOR VALUE RECEIVED, the Company hereby promises to pay to the order of U.S. Mine Corp., a Nevada corporation (together with its permitted assigns, the "Holder"), in lawful money of the United States of America and in immediately available funds the principal sum of **One Hundred Forty Thousand Twenty Seven and 17/100 Dollars (US $140,027.17) on November 29,2024** the "Maturity Date").

The Company further promises to pay interest in cash on the unpaid principal amount of this Note at a rate per annum equal to five percent (5%), commencing to accrue on the date hereof and payable on the Maturity Date or earlier prepayment as provided herein. Interest will be computed on the basis of a 360-day year of twelve 30-day months for the actual number of days elapsed.

Section 1.02 Conversion. At any time, the Holder may, in its sole discretion, determine to convert (each, a "Conversion") all or part of the outstanding principal amount of this Note, together with accrued and unpaid interest due thereon, into shares of common stock ("Common Stock") of the Company, par value $0.001 per share (the "Conversion Shares") at a conversion price of $0.39 per share (the "Conversion Price"). The Company shall not issue any fraction of a Conversion Share upon any such conversion. If the issuance would result in the issuance of a fraction of a Conversion Share, the Company

shall round such fraction of a Conversion Share up to the nearest whole Conversion Share. The number of Conversion Shares issuable upon a Conversion shall be determined by the quotient obtained by dividing (i) the outstanding principal amount of this Note being converted plus accrued but unpaid interest thereon on the conversion date for the Conversion by (ii) the Conversion Price. The calculation by the Company of the number of Conversion Shares to be received by the Holder upon conversion hereof, shall be conclusive absent manifest error. To convert any portion of the unpaid principal of this Note into Conversion Shares on any date (an "Conversion Date"), the Holder shall (i) transmit by facsimile (or otherwise deliver), for receipt on or prior to 12:00 noon., New York time, on such date, a copy of an executed notice of conversion in the form attached hereto as Exhibit A (the " Conversion Notice") to the Company and (ii) return this Note to the Company via a nationally recognized overnight delivery service (or provide an indemnification undertaking with respect to this Note in the case of its loss, theft or destruction). On or before the fifth trading day for the Company's Common Stock following the date of receipt of an Conversion Notice, the Company shall cause the Company's transfer agent to issue and deliver to the Holder at the address as specified in the Conversion Notice, a certificate, registered in the name of the Holder, for the number of Conversion Shares to which the Holder shall be entitled. If the outstanding principal amount of this Note is greater than the principal portion being converted, then the Company shall as soon as practicable after receipt of this Note, at its own expense, issue and deliver to the Holder a new Note representing the outstanding principal amount not converted. Such new Note (i) shall be of like tenor with this Note, (ii) shall represent, as indicated on the face of such new Note, the principal amount remaining outstanding, (iii) shall have an issuance date, as indicated on the face of such new Note, which is the same as the date of this Note, and (iv) shall have the same rights and conditions as this Note.

Section 1.01 Absolute Obligation. Except as expressly provided herein, no provision of this Note shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of, and liquidated damages (if any) on, this Note at the time, place, and rate, and in the coin or currency, herein prescribed. This Note is a direct debt obligation of the Company.

Section 1.02 Different Denominations. This Note is exchangeable for an equal aggregate principal amount of Notes of different authorized denominations, as requested by the Holder surrendering the same.

Section 1.03 Reliance on Note Register. Prior to due presentment to the Company for permitted transfer or conversion of this Note, the Company and any agent of the Company may treat the name in which this Note is duly registered as the owner hereof for the purpose of receiving payment as herein provided and for all other purposes, whether or not this Note is overdue, and neither the Company nor any such agent shall be affected by notice to the contrary.

Section 1.04 Paying Agent and Registrar. Initially, the Company will act as paying agent and registrar. The Company may change any paying agent, registrar, or Company-registrar by giving the Holder not less than five (5) business days' written notice of its election to do so, specifying the name, address, telephone number and facsimile number of the paying agent or registrar. The Company may act in any such capacity.

Section 1.05 Investment Representations. This Note has been issued subject to certain investment representations of the original Holder set forth in the Purchase Agreement and may be transferred or exchanged only in compliance with the Purchase Agreement and applicable federal and state securities laws and regulations.

Section 1.06 Security; Other Rights. The obligations of the Company to the Holder under this Note are unsecured. However, in addition to the rights and remedies given it by this Note and the Purchase Agreement, the Holder shall have all those rights and remedies allowed by applicable law.

Section 1.07 Reservation of Common Stock. The Company shall reserve and keep available out of its authorized but unissued shares of Common Stock, solely for the purpose of conversion of this Note, that number of shares of Common Stock equal to the number of Conversion Shares into which the Note is convertible based upon the Conversion Price.

Article II.

Section 2.01 Events of Default. Each of the following events shall constitute a default under this Note (each an "Event of Default"):

(a) failure by the Company to pay any principal amount or interest due hereunder within ten (10) business days of the date such payment is due;

(b) the Company or any subsidiary of the Company shall: (i) make a general assignment for the benefit of its creditors; (ii) apply for or consent to the appointment of a receiver, trustee, assignee, custodian, sequestrator, liquidator or similar official for itself or any of its assets and properties; (iii) commence a voluntary case for relief as a debtor under the United States Bankruptcy Code; (iv) file with or otherwise submit to any governmental authority any petition, answer or other document seeking: (A) reorganization, (B) an arrangement with creditors or (C) to take advantage of any other present or future applicable law respecting bankruptcy, reorganization, insolvency, readjustment of debts, relief of debtors, dissolution or liquidation; (v) file or otherwise submit any answer or other document admitting or failing to contest the material allegations of a petition or other document filed or otherwise submitted against it in any proceeding under any such applicable law, or (vi) be adjudicated a bankrupt or insolvent by a court of competent jurisdiction;

(c) any case, proceeding or other action shall be commenced against the Company or any subsidiary of the Company for the purpose of effecting, or an order, judgment or decree shall be entered by any court of competent jurisdiction approving (in whole or in part) anything specified in Section 2.01(b) hereof, or any receiver, trustee, assignee, custodian, sequestrator, liquidator or other official shall be appointed with respect to the Company, or shall be appointed to take or shall otherwise acquire possession or control of all or a substantial part of the assets and properties of the Company, and any of the foregoing shall continue unstayed and in effect for any period of sixty (60) days;

(d) any material breach by the Company of any of its representations or warranties contained in this Note; or

(e) any default, whether in whole or in part, shall occur in the due observance or performance of any obligations or other covenants, terms or provisions to be performed by the Company under this Note which is not cured within ten (10) business days after receipt of written notice thereof.

Section 2.02 If any Event of Default specified in Section 2.01(b) or Section 2.01(c) occurs, then the full principal amount of this Note, together with any other amounts owing in respect thereof, to the date of the Event of Default, shall become immediately due and payable without any action on the part of the Holder, and if any other Event of Default occurs, the full principal amount of this Note, together with any other amounts owing in respect thereof, to the date of acceleration shall become, at the Holder's election, immediately due and payable in cash. All Notes for which the full amount hereunder shall have been paid in accordance herewith shall promptly be surrendered to or as directed by the Company.

Article III.

Section 3.01 Covenants. So long as this Note shall remain in effect and until any outstanding principal and interest and all fees and all other expenses or amounts payable under this Note have been paid in full,

unless the Holder shall otherwise consent in writing (such consent not to be unreasonably withheld), the Company shall:

(a) Notice of Default. Promptly advise the Holder in writing of the occurrence of any Event of Default of which the Company is aware.

(b) Entry into Certain Transactions. Not, directly or in directly, (i) liquidate, dissolve or wind up the Company; or (ii) amend, alter or repeal any provision of the Company's Articles of Incorporation or Bylaws.

Article IV.

Section 4.01 Representations of the Company. The Company hereby represents and warrants to the Holder that:

(a) The Company has the requisite corporate power and authority to enter into and perform its obligations under this Note, (ii) the execution and delivery of this Note by the Company and the consummation by it of the transactions contemplated hereby have been duly authorized by the Company's Board of Directors, and no further consent or authorization is required by the Company, its Board of Directors or its stockholders, (iii) this Note has been duly executed and delivered by the Company, (iv) this Note constitutes the valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as such enforceability may be limited by general principles of equity or applicable bankruptcy, insolvency, reorganization, moratorium, liquidation or similar laws relating to, or affecting generally, the enforcement of creditors' rights and remedies.

(b) The execution, delivery and performance of this Note by the Company, and the consummation by the Company of the transactions contemplated hereby, will not (i) result in a violation of the Articles of Incorporation or by-laws (or equivalent constitutive document) of the Company or (ii) violate or conflict with, or result in a breach of any provision of, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Company is a party, or result in a violation of any law, rule, regulation, order, judgment or decree (including U.S. federal and state securities laws and regulations) applicable to the Company or by which any property or asset of the Company is bound or affected, except for those which could not reasonably be expected to have a material adverse effect on the assets, business, condition (financial or otherwise), or results of operations of the Company.

(c) There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending against or affecting the Company or any subsidiary, wherein an unfavorable decision, ruling or finding would materially adversely affect the validity or enforceability of, or the authority or ability of the Company to perform its obligations under, this Note.

Section 4.02 Representations of the Holder. The Holder hereby represents and warrants to the Company that:

(a) Investment Purpose. The Holder is acquiring this Note, and, upon conversion of this Note, the Holder will acquire the Conversion Shares into which this Note may be converted (the Conversion Shares together with the Note, the "Securities"), for its own account for investment only and not with a view towards, or for resale in connection with, the public sale or distribution thereof, except pursuant to sales registered or exempted under the Securities Act of 1933, as

amended (the "Securities Act"); provided, however, that by making the representations herein, such Holder reserves the right to dispose of the Securities at any time in accordance with or pursuant to an effective registration statement covering such Securities, or an available exemption under the Securities Act. The Holder agrees not to sell, hypothecate or otherwise transfer the Securities unless such Securities are registered under the federal and applicable state securities laws or unless, in the opinion of counsel satisfactory to the Company, an exemption from such law is available.

(b) Accredited Investor Status. The Holder meets the requirements of at least one of the suitability standards for an "Accredited Investor" as that term is defined in Rule 501(a)(3) of Regulation D under the Securities Act.

(c) Investor Qualifications. The Holder was not formed for the specific purpose of acquiring this Note, is duly organized, validly existing and in good standing under the laws of the state of its organization, the consummation of the transactions contemplated hereby is authorized by, and will not result in a violation of state law or its charter or other organizational documents, has full power and authority carry out the provisions hereof and thereof and to purchase and hold this Note.

(d) Solicitation. The Holder is unaware of, is in no way relying on, and did not become aware of the offering of this Note through or as a result of, any form of general solicitation or general advertising including, without limitation, any article, notice, advertisement or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, in connection with the offering and sale of this Note and is not subscribing for this Note and did not become aware of the offering of this Note through or as a result of any seminar or meeting to which the Holder was invited by, or any solicitation of a subscription by, a person not previously known to the Holder in connection with investments in securities generally.

(e) Brokerage Fees. The Holder has taken no action that would give rise to any claim by any person for brokerage commissions, finders' fees or the like relating to this Note or the transaction contemplated hereby.

(f) Knowledge and Experience. The Holder has such knowledge and experience in financial, tax, and business matters, and, in particular, investments in securities, so as to enable it to utilize the information made available to it in connection with this Note to evaluate the merits and risks of an investment in this Note and the Company and to make an informed investment decision with respect thereto.

(g) Liquidity. The Holder has adequate means of providing for such Holder's current financial needs and foreseeable contingencies and has no need for liquidity of its investment in this Note for an indefinite period of time, and after purchasing this Note the Holder will be able to provide for any foreseeable current needs and possible personal contingencies. The Holder must bear and acknowledges the substantial economic risks of the investment in this Note including the risk of illiquidity and the risk of a complete loss of this investment.

(h) High Risk Investment. The Holder is aware that an investment in this Note, and upon conversion of this Note, the Conversion Shares, involves a number of very significant risks and has carefully researched and reviewed and understands the risks of, and other considerations relating to, the purchase of this Note, and, upon conversion of this Note, the Conversion Shares.

(i) Reliance on Exemptions. The Holder understands that this Note is being offered and sold to it in reliance on specific exemptions from the registration requirements of United States federal and

state securities laws and that the Company is relying in part upon the truth and accuracy of, and such Holder's compliance with, the representations, warranties, agreements, acknowledgments and understandings of such Holder set forth herein in order to determine the availability of such exemptions and the eligibility of such Holder to acquire such securities.

(j) Information. The Holder has been furnished with all documents and materials relating to the business, finances and operations of the Company and its subsidiaries and information that Holder requested and deemed material to making an informed investment decision regarding its purchase of this Note. The Holder has been afforded the opportunity to review such documents and materials and the information contained therein. The Holder has been afforded the opportunity to ask questions of the Company and its management. The Holder understands that such discussions, as well as any written information provided by the Company, were intended to describe the aspects of the Company's and its subsidiaries' business and prospects which the Company believes to be material, but were not necessarily a thorough or exhaustive description, and except as expressly set forth in this Note or the Purchase Agreement, the Company makes no representation or warranty with respect to the completeness of such information and makes no representation or warranty of any kind with respect to any information provided by any entity other than the Company. Some of such information may include projections as to the future performance of the Company and its subsidiaries, which projections may not be realized, may be based on assumptions which may not be correct and may be subject to numerous factors beyond the Company's and its subsidiaries' control. Additionally, Holder understands and represents that it is purchasing this Note notwithstanding the fact that the Company and its subsidiaries, may disclose in the future certain material information Holder has not received, including the financial results of the Company and its subsidiaries for the current fiscal quarter. Neither such inquiries nor any other due diligence investigations conducted by such Holder shall modify, amend or affect such Holder's right to rely on the Company's representations and warranties contained herein. The Holder has sought such accounting, legal and tax advice as it has considered necessary to make an informed investment decision with respect to its investment in this Note.

(k) No Other Representations or Information. In evaluating the suitability of an investment in this Note, the Holder has not relied upon any representation or information (oral or written) with respect to the Company or its subsidiaries, or otherwise, other than as stated in this Note or the Purchase Agreement.

(l) No Governmental Review. The Holder understands that no United States federal or state agency or any other government or governmental agency has passed on or will pass on, or has made or will make, any recommendation or endorsement of this Note (or the Conversion Shares), or the fairness or suitability of the investment in this Note (or the Conversion Shares), nor have such authorities passed upon or endorsed the merits of the offering of this Note (or the Conversion Shares).

(m) Transfer or Resale. The Holder understands that: (i) this Note, and, upon conversion of the Note, the Conversion Shares, have not been and are not being registered under the Securities Act or any state securities laws, and may not be offered for sale, sold, assigned or transferred unless (A) subsequently registered thereunder, or (B) such Holder shall have delivered to the Company an opinion of counsel, in a generally acceptable form, to the effect that such securities to be sold, assigned or transferred may be sold, assigned or transferred pursuant to an exemption from such registration requirements; (ii) any sale of such securities made in reliance on Rule 144 under the Securities Act (or a successor rule thereto) ("Rule 144") may be made only in accordance with the terms of Rule 144 and further, if Rule 144 is not applicable, any resale of such securities under circumstances in which the seller (or the person through whom the sale is made) may be deemed to be an underwriter (as that term is defined in the Securities Act) may require

compliance with some other exemption under the Securities Act or the rules and regulations of the SEC thereunder; and (iii) except as otherwise provided herein or the Purchase Agreement, neither the Company nor any other person is under any obligation to register such securities under the Securities Act or any state securities laws or to comply with the terms and conditions of any exemption thereunder. There can be no assurance that there will be any market for this Note or the Conversion Shares, nor can there be any assurance that this Note will be freely transferable at any time in the foreseeable future.

(n) Legends. The Holder understands that the certificates representing the Conversion Shares shall bear a restrictive legend in substantially the following form (and a stop transfer order may be placed against transfer of such stock certificates):

THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"). THESE SECURITIES MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY (A) TO THE COMPANY, (B) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE SECURITIES ACT, (C) IN COMPLIANCE WITH RULE 144 OR 144A THEREUNDER, IF AVAILABLE, AND IN ACCORDANCE WITH APPLICABLE STATE SECURITIES LAWS, (D) PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT, OR (E) IN A TRANSACTION THAT DOES NOT REQUIRE REGISTRATION UNDER THE SECURITIES ACT OR ANY APPLICABLE STATE SECURITIES LAWS, AND THE HOLDER HAS, PRIOR TO SUCH SALE, FURNISHED TO THE COMPANY AN OPINION OF COUNSEL OR OTHER EVIDENCE OF EXEMPTION, IN EITHER CASE REASONABLY SATISFACTORY TO THE COMPANY. HEDGING TRANSACTIONS INVOLVING THESE SECURITIES MAY NOT BE CONDUCTED UNLESS IN COMPLIANCE WITH THE SECURITIES ACT.

(o) Confidentiality. The Holder acknowledges and agrees that certain of the information received by it in connection with the transactions contemplated by this Note is of a confidential nature and may be regarded as material non-public information under Regulation FD promulgated by the SEC and that such information has been furnished to the Holder for the sole purpose of enabling the Holder to consider and evaluate an investment in this Note. The Holder agrees that it will treat such information in a confidential manner, will not use such information for any purpose other than evaluating an investment in this Note, will not, directly or indirectly, trade or permit the Holder's agents, representatives or affiliates to trade in any securities of the Company while in possession of such information and will not, directly or indirectly, disclose or permit the Holder's agents, representatives or affiliates to disclose any of such information without the Company's prior written consent. The Holder shall make its agents, affiliates and representatives aware of the confidential nature of the information contained herein and the terms of this section including the Holder's agreement to not disclose such information, to not trade in the Company's securities while in the possession of such information and to be responsible for any disclosure or other improper use of such information by such agents, affiliates or representatives. Likewise, without the Company's prior written consent, the Holder will not, directly or indirectly, make any statements, public announcements or other release or provision of information in any form to any trade publication, to the press or to any other person or entity whose primary business is or includes the publication or dissemination of information related to the transactions contemplated by this Note.

(p) No Legal Advice from the Company. The Holder acknowledges that it has had the opportunity to review this Note and the transactions contemplated by this Note with its own legal counsel and investment and tax advisors. The Holder is relying solely on such advisors and not on any

statements or representations of the Company or any of its employees, representatives or agents for legal, tax, economic and related considerations or investment advice with respect to this investment, the transactions contemplated by this Note or the securities laws of any jurisdiction.

(q) No Group Participation. The Holder and its affiliates are not a member of any group, nor is any Holder acting in concert with any other person, including any other Holder, with respect to its acquisition of this Note (and the Conversion Shares).

Article V.

Section 5.01 Registration Rights. As addressed in the Purchase Agreement, there shall be no registration rights with respect to the Conversion Shares.

Article VI.

Section 6.01 Conversion Price Adjustments.

(a) General. The conversion price and the number of Conversion Shares issuable upon the conversion of this Note shall be subject to adjustment from time to time upon the occurrence of certain events described in this Section 6.01.

(i) Subdivision or Combination of Stock. In case the Company shall at any time subdivide (whether by way of stock dividend, stock split or otherwise) its outstanding shares of Common Stock into a greater number of shares, the conversion price in effect immediately prior to such subdivision shall be proportionately reduced and the number of Conversion Shares shall be proportionately increased, and conversely, in case the outstanding shares of Common Stock of the Company shall be combined (whether by way of stock combination, reverse stock split or otherwise) into a smaller number of shares, the conversion price in effect immediately prior to such combination shall be proportionately increased and the number of Conversion Shares shall be proportionately decreased. The conversion price and the number of Conversion Shares issuable upon conversion, as so adjusted, shall be readjusted in the same manner upon the happening of any successive event or events described in this Section 6.01(a)(i).

(ii) Dividends in Stock, Property, Reclassification. If at any time, or from time to time, the holders of Common Stock (or any shares of stock or other securities at the time receivable upon the conversion of this Note) shall have received or become entitled to receive, without payment therefor:

(A) any shares of stock or other securities that are at any time directly or indirectly convertible into or exchangeable for Common Stock, or any rights or options to subscribe for, purchase or otherwise acquire any of the foregoing by way of dividend or other distribution, or

(B) additional stock or other securities or property (including cash) by way of spin-off, split-up, reclassification, combination of shares or similar corporate rearrangement (other than shares of Common Stock issued as a stock split or adjustments in respect of which shall be covered by the terms of Section 6.01(a)(i) above),

then and in each such case, the conversion price and the number of Conversion Shares to be issued upon conversion of this Note shall be adjusted proportionately, and the Holder hereof shall, upon the conversion of this Note, be entitled to receive, in addition to the number of Conversion Shares receivable thereupon, and without payment of any additional consideration therefor, the amount of stock and other

securities and property (including cash in the cases referred to above) that such Holder would hold on the date of such exercise had such Holder been the holder of record of such Common Stock as of the date on which holders of Common Stock received or became entitled to receive such shares or all other additional stock and other securities and property. The conversion price and the Conversion Shares, as so adjusted, shall be readjusted in the same manner upon the happening of any successive event or events described in this Section 6.01(a)(ii).

(iii) Reorganization, Reclassification, Consolidation, Merger or Sale. If any recapitalization, reclassification or reorganization of the capital stock of the Company, or any consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets or other transaction shall be effected in such a way that holders of Common Stock shall be entitled to receive stock, securities or other assets or property (an "Organic Change"), then lawful and adequate provisions shall be made by the Company whereby the Holder hereof shall thereafter have the right to purchase and receive (in lieu of the Conversion Shares of the Company immediately theretofore purchasable and receivable upon the conversion of this Note) such shares of stock, securities or other assets or property as may be issued or payable with respect to or in exchange for a number of outstanding shares of such Common Stock equal to the number of shares of such stock immediately theretofore purchasable by reason of the Conversion Shares and receivable assuming the full conversion of this Note. In the event of any Organic Change, appropriate provision shall be made by the Company with respect to the rights and interests of the Holder of this Note to the end that the provisions hereof (including, without limitation, provisions for adjustments of the conversion price and of the number of Conversion Shares purchasable and receivable upon the exercise of this Note) shall thereafter be applicable, in relation to any shares of stock, securities or assets thereafter deliverable upon the exercise hereof. To the extent necessary to effect the foregoing provisions, the successor corporation (if other than the Company) resulting from such consolidation or merger or the corporation purchasing such assets shall assume by written instrument reasonably satisfactory in form and substance to the Holder executed and mailed or delivered to the registered Holder hereof at the last address of such Holder appearing on the books of the Company, the obligation to deliver to such Holder such shares of stock, securities or assets as, in accordance with the foregoing provisions, such Holder may be entitled to purchase. In any event, the successor corporation (if other than the Company) resulting from such consolidation or merger or the corporation purchasing such assets shall be deemed to assume such obligation to deliver to such Holder such shares of stock, securities or assets even in the absence of a written instrument assuming such obligation to the extent such assumption occurs by operation of law.

Article VII.

Section 7.01 Notice. Notices regarding this Note shall be sent to the parties at the following addresses, unless a party notifies the other parties, in writing, of a change of address:

If to the Company:

Purebase Corporation
8625 State Hwy, 124
Ione, CA 95640
Attention: A. Scott Dockter, CEO
Telephone: (888) 791-9474

With a copy to:

The Crone Law Group, P.C.
500 Fifth Avenue, Suite 938
New York, New York 10110
Attn: Eric Mendelson, Esq.
Telephone: (917) 538-1775

If to the Holder:

US Mine Corporation
8625 Highway 124
Ione, CA 95640
Attn: John Bremer
Telephone: (951) 638-1005

Section 7.02 Governing Law; Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Note shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. Each party agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Note (whether brought against a party hereto or its respective affiliates, directors, officers, shareholders, employees or agents) shall be commenced in the state and federal courts sitting in the City of New York, Borough of Manhattan (the "New York Courts"). Each party hereto hereby irrevocably submits to the exclusive jurisdiction of the New York Courts for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein (including with respect to the enforcement of this Note), and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, or such New York Courts are improper or inconvenient venue for such proceeding. Each party hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to such party at the address in effect for notices to it under this Note and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. Each party hereto hereby irrevocably waives, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Note or the transactions contemplated hereby. If either party shall commence an action or proceeding to enforce any provisions of this Note, then the prevailing party in such action or proceeding shall be reimbursed by the other party for its attorney's fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.

Section 7.03 Severability. The invalidity of any of the provisions of this Note shall not invalidate or otherwise affect any of the other provisions of this Note, which shall remain in full force and effect.

Section 7.04 Entire Agreement and Amendments. This Note together with the Purchase Agreement represents the entire agreement between the parties hereto with respect to the subject matter hereof and there are no representations, warranties or commitments, except as set forth herein. This Note may be amended only by an instrument in writing executed by the Company and the Holder.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, with the intent to be legally bound hereby, the Company as executed this Note as of the date first written above.

PUREBASE CORPORATION

By: ______________________
Name: A. Scott Dockter
Title: Chief Executive Officer

EXHIBIT A

NOTICE OF CONVERSION

(To be executed by the Holder in order to convert the Note)

TO: Purebase Corporation

The undersigned hereby irrevocably elects to convert the unpaid principal amount and accrued interest amount indicated below of the 5% Unsecured Convertible Promissory Note due _______, 20__ (the "Note") into Conversion Shares of Purebase Corporation, according to the conditions stated therein, as of the Conversion Date written below.

Conversion Date:	______________________
Applicable Conversion Price (per Conversion Shares):	$______________________
Principal amount of Note to be converted:	$______________________
Principal amount of Note unconverted:	$______________________
Interest amount to be converted	$______________________
Number of Conversion Shares to be issued:	______________________
Issue the Conversion Shares in the following name and to the following address:	______________________
Issue to the following account of the Holder:	______________________
Authorized Signature:	______________________
Name:	______________________
Title:	______________________
Telephone Number:	______________________